      As filed with the Securities and Exchange Commission on June 24, 2004

                                                      Registration No. 33-46836
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                        WARWICK VALLEY TELEPHONE COMPANY
             (Exact name of registrant as specified in its charter)

          NEW YORK                                      NO. 14-1160510
(State or other jurisdiction                           (I.R.S. Employer
     of incorporation or                             Identification No.)
        organization)

                                 47 MAIN STREET
                             WARWICK, NEW YORK 10990
          (Address of principal executive offices, including zip code)

                                -----------------

  THE WARWICK VALLEY TELEPHONE COMPANY 401(k) SAVINGS PLAN (f/k/a THE WARWICK VALLEY TELEPHONE COMPANY SAVINGS PLAN FOR MANAGEMENT EMPLOYEES, THE WVTEA 401(k)
                         PLAN AND THE IBEW 401(k) PLAN)

                            (Full title of the plans)

                                -----------------

                              HERBERT GAREISS, JR.
                          Vice President and Secretary
                        Warwick Valley Telephone Company
                                 47 Main Street
                             Warwick, New York 10990
                                 (845) 986-8080
 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                          GEORGE M. WILLIAMS, JR., ESQ.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000

                                -----------------


===============================================================================

         This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (the "Registration Statement") of Warwick Valley Telephone Company (the "Company") filed by the Company with the Securities and Exchange Commission on March 31, 1992 (SEC File No. 33-46836), as amended by Post-Effective Amendment No. 1 filed on September 30, 1998, is filed pursuant to Rule 416(b) under the Securities Act of 1933 to reflect the increase in the number of the Registrant's Common Shares registered under the Registration Statement as a result of the Registrant's three-for-one stock split, which had a record date of October 6, 2003. The Registration Statement relates to Common Shares registered for The Warwick Valley Telephone Company Savings Plan For Management Employees, The WVTEA 401(k) Plan And The IBEW 401(k) Plan, which plans are now known collectively as The Warwick Valley Telephone Company 401(k) Savings Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement are incorporated by reference in this Post-Effective Amendment No. 2.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits.
------            --------

         *4(a)    Restated Certificate of Incorporation of the Company, filed as
                  Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed on November 14, 2003, in File No. 0-11174.

         *4(b) By-laws of the Company, as amended, filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 26, 2003, in File No. 0-11174.

         23(a)    Consent of PricewaterhouseCoopers LLP

         23(b)    Consent of Bush & Germain, P.C.

         23(c)    Consent of Deloitte & Touche LLP

         ----------------------------
                  *Incorporated herein by reference as indicated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Warwick, State of New York, on June 24, 2004.



                                       WARWICK VALLEY TELEPHONE COMPANY


                                       By: /s/ M. Lynn Pike
                                           ------------------------------
                                           M. Lynn Pike
                                           President, Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                    Signature                                      Title                            Date
                    ---------                                      -----                            ----
/s/ M. Lynn Pike                                        President, Chief Executive               June 24, 2004
----------------
M. Lynn Pike

/s/Herbert Gareiss, Jr.                                Vice President, Secretary and             June 24, 2004
-----------------------                                          Director
Herbert Gareiss, Jr.

/s/Philip A. Grybas                                    Vice President and Treasurer              June 24, 2004
-------------------                                      (Principal Financial and
Philip A. Grybas                                             Accounting Officer)

/s/Fred M. Knipp                                                 Director                        June 24, 2004
----------------
Fred M. Knipp

/s/Wisner H. Buckbee                                             Director                        June 24, 2004
--------------------
Wisner H. Buckbee

/s/Rafael Collado                                                Director                        June 24, 2004
-----------------
Rafael Collado

/s/Joseph E. DeLuca                                              Director                        June 24, 2004
-------------------
Joseph E. DeLuca

/s/Philip S. Demarest                                            Director                        June 24, 2004
---------------------
Philip S. Demarest

                    Signature                                      Title                            Date
                    ---------                                      -----                            ----

/s/Robert J. DeValentino                                         Director                        June 24, 2004
------------------------
Robert J. DeValentino

/s/Corinna S. Lewis                                              Director                        June 24, 2004
-------------------
Corinna S. Lewis

                                    THE PLANS

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer The Warwick Valley Telephone Company 401(k) Savings Plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Warwick, State of New York, on June 24, 2004.



THE WARWICK VALLEY TELEPHONE
COMPANY 401(k) SAVINGS PLAN

WARWICK VALLEY TELEPHONE
COMPANY, Human Resources Dept.

By:  /s/Colleen Shannon
-------------------------------
Colleen Shannon
Benefits Administrator

                                  EXHIBIT INDEX
                                  -------------


     *4(a)    Restated Certificate of Incorporation of the Company, filed as
              Exhibit 3(i) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed on November 14, 2003, in File No. 0-11174.

     *4(b) By-laws of the Company, as amended, filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 26, 2003, in File No. 0-11174.

     23(a)    Consent of PricewaterhouseCoopers LLP

     23(b)    Consent of Bush & Germain, P.C.

     23(c)    Consent of Deloitte & Touche LLP

     ----------------------------
              *Incorporated herein by reference as indicated.